UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2013

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 14, 2013, Platinum Underwriters Holdings, Ltd. (the "Company") received a letter (the "Letter") from the New York Stock Exchange (the "NYSE") advising that the Company did not comply with Sections 204.21 and 401.02 of the NYSE Listed Company Manual (the "Listed Company Manual"), which required that the Company notify the NYSE of the record date for its 2013 Annual Meeting of Shareholders at least ten days prior to such record date. The Letter was issued to the Company pursuant to Section 303A.13 of the Listed Company Manual. The Letter sets forth that in determining to issue the Letter and not initiate the delisting of the Company’s securities, the NYSE took into consideration, among other factors, that this is the first time that the Company has failed to satisfy the notice requirements of Sections 204.21 and 401.02 of the Listed Company Manual.

The Company confirms March 8, 2013 as the record date for its 2013 Annual Meeting of Shareholders, to be held on April 24, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

March 18, 2013	By:	Mark Pickering

Name: Mark Pickering
Title: Senior Vice President and Treasurer